CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of MaxxZone.com, Inc. on Form S-8, of our report dated December 21, 2001, on our audit of the financial statements of MaxxZone.com, Inc. as of and for the period ended November 30, 2001, which report is included in the Form 10-SB12G Registration Statement initially filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Commission on December 31, 2001 and subsequently amended; and our report dated February 28, 2002, on our audit of the financial statements of MaxxZone.com, Inc. as of and for the year ended December 31, 2001, which report is included in the Annual Report on Form 10-KSB initially filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act on April 4, 2002, and amended on June 7, 2002; and all other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended December 31, 2002.





                              /s/ Chavez & Koch, CPA's, Ltd.
                             -------------------------------
Chavez & Koch, CPA's, Ltd.
March 11, 2003
Henderson, NV